UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 31, 2008

Date of Report (Date of
earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.          Other Events.

(a)         On May 31, 2008, the Company announced positive first-line efficacy and safety data from its on-going Phase 2 trial of picoplatin in patients with metastatic hormone refractory prostate cancer.  See press release dated May 31, 2008, attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b)         On June 1, 2008, the Company announced positive efficacy and safety data from its Phase 1 trial of picoplatin in multiple tumor types, including ovarian cancer.  See press release dated June 1, 2008, attached hereto as Exhibit 99.2 and incorporated herein by reference.

(c)         On June 1, 2008, the Company announced positive preliminary efficacy and safety data from its on-going Phase 2 trial of picoplatin in the first-line treatment of colorectal cancer.  See press release dated June 1, 2008, attached hereto as Exhibit 99.3.

The foregoing data were presented in the General Poster Session during the 44th Annual Meeting of the Society of Clinical Oncology (ASCO) at McCormick Place in Chicago.

Section 9 – Financial Statements and Exhibits

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

99.1

 - Press release dated May 31, 2008 (prostate cancer data)

99.2

 – Press release dated June 1, 2008 (solid tumor data)

99.3

 - Press release dated June 1, 2008 (colorectal cancer data)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: June 4, 2008	By:	/s/ Anna Lewak Wight
Name: Anna Lewak Wight
Title: Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 31, 2008 (prostate cancer data)

99.2	Press Release dated June 1, 2008 (solid tumor data)

99.3	Press Release dated June 1, 2008 (colorectal cancer data)